UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 31, 2006

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Post Road East, Suite 320, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Terex Corporation (“Terex”) issued a press release on May 31, 2006, announcing that it has filed its Quarterly Report on Form 10-Q for the period ending March 31, 2006. A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

Item 8.01. Other Events.

Terex issued a press release on May 31, 2006, announcing that it will redeem $100 million principal amount of its 10-3/8% Senior Subordinated Notes due 2011, effective June 30, 2006. A copy of this press release is included as Exhibit 99.2 to this Form 8-K.

Terex issued a press release on June 1, 2006, announcing that its Board of Directors has authorized a two-for-one stock split, with a record date of June 15, 2006 and an anticipated distribution date of July 14, 2006. A copy of this press release is included as Exhibit 99.3 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1    Press release of Terex Corporation issued on May 31, 2006, with respect to filing of the Company’s Quarterly Report on Form 10-Q.

99.2    Press release of Terex Corporation issued on May 31, 2006, with respect to redemption of $100 million principal amount of 10-3/8% Senior Subordinated Notes.

99.3    Press release of Terex Corporation issued on June 1, 2006, with respect to two-for-one stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2006

TEREX CORPORATION

By: /s/ Phillip C. Widman
Phillip C. Widman
Senior Vice President and
Chief Financial Officer